The expenses to be incurred by CMS Energy relating to the offering of $250,000,000 principal amount of its 2.75% Senior Notes due 2014, pursuant to a registration statement on Form S-3 that CMS Energy filed with the Securities and Exchange Commission utilizing a “shelf” registration process (No. 333-153353), and a related prospectus supplement filed with the Securities and Exchange Commission and dated May 9, 2011 are estimated to be as follows:

Estimated Fees

SEC Registration Fee	$29,025.00
Services of Independent Registered Public Accounting Firms	90,000.00
Trustee Fees and Expenses	10,000.00
Legal Fees and Expenses	20,000.00
Rating Agency Fees	225,000.00
Printing and Delivery Expenses	18,000.00
Miscellaneous Expenses	55,000.00

Total $447,025.00